                     RUTGERS, THE STATE UNIVERSITY OF NEW JERSEY
                 OFFICE OF CORPORATE LIAISON AND TECHNOLOGY TRANSFER


                             STANDARD RESEARCH AGREEMENT


     This RESEARCH AGREEMENT is entered into as of 19 November, 1993 by and between Phytotech, Inc., a corporation organized under the laws of the State of New Jersey, having a business office at 131 Madison Avenue, Morristown, New Jersey 07962-1979 (hereafter "SPONSOR") and RUTGERS, The State University, a specially chartered New Jersey Educational Institution, having its principal offices in New Brunswick, New Jersey 08903 (hereafter "RUTGERS").

     WHEREAS, the research program contemplated by this AGREEMENT is of mutual interest and benefit to RUTGERS and to SPONSOR, will further the instructional and research objectives of RUTGERS in a manner consistent with its status as a non-profit, tax-exempt, public, educational institution, and may derive benefits for both SPONSOR and RUTGERS by advancing knowledge through discovery and by creating new technologies through invention:

     NOW, THEREFORE, the parties mutually agree as follows:


1.   DEFINITIONS
     As used herein, the following terms shall have the following meanings:

     a. "Intellectual Property" shall include, but not be limited to, ideas, processes, principles, designs, methods, techniques, software, inventions, improvements and/or discoveries which are conceived and/or reduced to practice by one or more employees of RUTGERS.

     b. "Proprietary Information" shall mean any and all knowledge, know-how, practices, process, or other information disclosed to one party by the other party which the disclosing party considers proprietary and which it identifies in writing as "Proprietary Information."

     c. "Protection" shall mean all legal means of establishing rights to Intellectual Property, including but not limited to patents, copyrights, Plant Variety Protection Certificates, and plant patents.

2.   STATEMENT OF WORK
     SPONSOR wishes to have RUTGERS undertake a research project entitled "Development of Phytoremediation Technology" in accordance with the scope of work described in the attached Exhibit A (hereafter "RESEARCH PROJECT") . RUTGERS shall use reasonable efforts to perform the RESEARCH PROJECT as described in Exhibit A substantially in accordance with the terms and conditions of this AGREEMENT.

3.   PRINCIPAL INVESTIGATOR
     RUTGERS will conduct the RESEARCH PROJECT under the direction and supervision of Dr. Ilya Raskin, the PRINCIPAL INVESTIGATOR (PI). If for any reason the PI is unable to continue the research project, and a SPONSOR acceptable substitute is not available, SPONSOR may terminate this AGREEMENT according to the terms of Article 18.

4.   PERIOD OF PERFORMANCE
     The period during which the RESEARCH PROJECT is to be performed shall run from September 1, 1993 to June 30, 1994, and may be extended, renewed, or amended by the mutual written agreement of both parties.


5.   REIMBURSEMENT OF COSTS
     SPONSOR shall reimburse RUTGERS for all direct and indirect costs incurred in connection with the RESEARCH PROJECT an amount not to exceed $159,363. Any costs in excess of the amount specified must be authorized as an amendment to this AGREEMENT by SPONSOR. RUTGERS shall retain title to equipment and supplies purchased with funds provided by SPONSOR under this AGREEMENT.

6.   PAYMENT SCHEDULE
     a.   Payments shall be made to RUTGERS by SPONSOR as follows:

          (1) First payment of $59,363 on or about the date of signing this AGREEMENT.

          (2)  The balance due on:

               Date: February 19, 1994       Amount: $50,000
               Date: May 19, 1994                   Amount: $50,000

     b. Checks should be made payable to Rutgers, The State University and sent to Associate Controller, Rutgers University, Division of Grant and Contract Accounting, P.O. Box 1089, Piscataway, New Jersey 08855-1089.

     c. For identification purposes, each payment should include the name of the PI and the title of the RESEARCH PROJECT.

7.   REPORTS
     The PRINCIPAL INVESTIGATOR shall report periodically to SPONSOR on progress of the RESEARCH PROJECT. A final report shall be provided by the PRINCIPAL INVESTIGATOR on behalf of RUTGERS within sixty (60) days of the expiration of this AGREEMENT.

8.   PROPRIETARY DATA
     During the term of the RESEARCH PROJECT, it may be necessary or desirable for SPONSOR to divulge to RUTGERS certain information which SPONSOR considers to be proprietary. Such Proprietary Information will be plainly marked in writing before delivery, where possible. RUTGERS agrees to make a good faith effort to hold such information in confidence during the term of this AGREEMENT and for three years beyond the termination of this AGREEMENT. The standards observed by RUTGERS in its good faith effort are to be the same as would apply to the security of its own confidential records. RUTGERS reserves the right to refuse to accept Proprietary Information which it does not consider essential to the completion of the RESEARCH PROJECT. Furthermore, RUTGERS is not obliged to treat as proprietary any information which is (i) public information, (ii) already known to RUTGERS or its personnel, in their capacity as RUTGERS employees (iii) independently developed at a later time by RUTGERS personnel without knowledge of SPONSOR's Proprietary Information, (iv) provided to RUTGERS by a third party without breaching any obligation to SPONSOR, or (v) required to be disclosed by court order. RUTGERS further agrees to destroy or return any such Proprietary Information and any and all copies thereof to SPONSOR upon request.

9.   PUBLICATIONS
     Publication of research results is one of the primary missions of RUTGERS and SPONSOR agrees that researchers engaged in the RESEARCH PROJECT shall be permitted to present at symposia, national or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of the project. However, SPONSOR will be furnished copies of any proposed publication or presentation for review and comment at least thirty (30) days in advance of the submission of such proposed publication or presentation to a journal editor, or other third party. During this 30 day period, SPONSOR may request: a) that RUTGERS delay publication to allow time for SPONSOR to file a United States patent applications on RUTGERS' behalf, such period not to exceed twelve (12) months; and b) that RUTGERS delete from the proposed publication Proprietary Information obtained from SPONSOR by RUTGERS personnel during the course of the RESEARCH PROJECT. The submission and cataloging of any thesis or dissertation prepared by a graduate student in fulfillment of an academic degree requirement shall be delayed only in accord with procedures approved by RUTGERS.

10.  INTELLECTUAL PROPERTY
     a. All rights and title to Intellectual Property conceived or discovered in the performance of this RESEARCH PROJECT shall belong to RUTGERS and shall be subject to the terms and conditions of this AGREEMENT.

     b. RUTGERS will promptly notify SPONSOR once it has identified any potentially valuable Intellectual Property conceived and/or made during the term of this AGREEMENT. If SPONSOR directs that a patent application or application for other Intellectual Property Protection be filed, RUTGERS shall promptly prepare, file, and prosecute such U.S. and foreign applications in RUTGERS' name using a firm or attorney that is chosen by RUTGERS, or at SPONSOR's option, an attorney selected by SPONSOR subject to RUTGERS approval. SPONSOR shall bear all costs incurred in connection with such preparation, filing, prosecution, and maintenance of U.S. and foreign applications directed to such RUTGERS Intellectual Property. SPONSOR shall be given the opportunity to review and provide input to such applications to assure that SPONSOR's interests are covered. RUTGERS shall keep SPONSOR advised as to all developments with respect to such applications and shall promptly supply SPONSOR copies of all papers received and filed in connection with the prosecution.

     c. If SPONSOR does not request RUTGERS to file for Protection of Intellectual Property in a particular country, or decides to discontinue the financial support of the prosecution or maintenance of the Protection in that country, RUTGERS may pursue whatever course it deems necessary to protect its Intellectual Property, and RUTGERS shall have no further obligation to SPONSOR to option or to license with regard to that country.

11.  GRANT OF RIGHTS
     SPONSOR will promptly decide whether to pay for all costs of filing applications for Protection. If SPONSOR agrees to pay preparation fees and filing costs, RUTGERS hereby grants SPONSOR an option to a license on Intellectual Property resulting from the performance of research under this AGREEMENT. This option will expire six (6) months from disclosure of the Intellectual Property, evidenced by a dated receipt. Upon exercise of this option, RUTGERS shall grant to SPONSOR, under a separate agreement, a license which will include provisions for:

     a. An exclusive or nonexclusive worldwide license, with a right to sublicense, for the duration of the protection afforded by U.S. and foreign law, in the field(s) of use for which the SPONSOR can demonstrate commercial intent.

     b. A reasonable royalty paid to RUTGERS on the gross sales of any product, apparatus, or process commercially introduced as a result of the research work performed, including minimum royalty and due diligence clause(s).

     c. Agreement by RUTGERS and SPONSOR to negotiate in good faith the terms and conditions of a license agreement which are satisfactory to both parties. However, in the event of disagreement, the disputed matters will be submitted for arbitration under the rules and procedures of the American Arbitration Association.

12.  INDEPENDENT CONTRACTOR
     a. In the performance of all services hereunder, RUTGERS shall be deemed an independent contractor and, as such, RUTGERS and its faculty, students, and staff shall not be construed to be employees or agents of SPONSOR and shall not be entitled to any benefits applicable to employees of SPONSOR.

     b. Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

13.  PUBLICITY
     Neither party shall use the name of the other party, nor of any member of the other party's staff, in connection with any publicity without the prior written approval of the other party. This shall not include RUTGERS internal documents, annual reports and databases which are available to the public and which identify the existence of the RESEARCH PROJECT by title, PRINCIPAL INVESTIGATOR, SPONSOR, period of funding, amount of award, and an abstract of project.

14.  WARRANTIES
     RUTGERS makes no warranties, expressed or implied, as to any matter whatsoever, including, without limitation, the condition of the research or any invention (s) or product (s) , whether tangible or intangible, conceived, discovered, or developed under this AGREEMENT; or the ownership, merchantability, or fitness for a particular purpose of the research or any such invention or product. RUTGERS shall not be liable for any direct, consequential, or other damages suffered by any licensee or any others resulting from the use of the research or any such invention or product.

     RUTGERS makes no representation or warranty regarding actual or potential infringement of patents or copyrights of third parties, and SPONSOR acknowledges that the avoidance of such infringement in the design, use, and sale of products and processes related to this RESEARCH PROJECT shall remain the responsibility of SPONSOR.

15.  INDEMNIFICATION
     SPONSOR agrees to indemnify and hold harmless RUTGERS, its employees and agents against any liability, damages, loss or expense (including reasonable attorney fees and expenses of litigation) arising out of the actions of the SPONSOR, its employees or any Third Party acting on behalf of or under authorization from SPONSOR in the performance of this AGREEMENT, except for the sole negligent acts of RUTGERS, its employees and agents.

     Without limiting the foregoing, SPONSOR agrees to hold harmless, indemnify and defend RUTGERS from all liabilities, demands, damages, expenses and losses (including reasonable attorney fees and expenses of litigation) arising out of the use by SPONSOR, or by any party acting on behalf of or under authorization from SPONSOR, of RUTGERS technical development or out of any use, sale or other disposition by SPONSOR, or by any party acting on behalf of or under authorization from SPONSOR, of products made or developed as a result of information or materials received from RUTGERS. The provisions of this paragraph shall survive termination of this AGREEMENT.

16.  COMPLIANCE
     RUTGERS and SPONSOR agree that they will comply with all applicable federal, state and local laws, codes, regulations, rules and orders. This AGREEMENT shall be governed by the laws of the State of New Jersey.


17.  ASSIGNMENT
     Neither party shall assign or transfer any interest in this AGREEMENT without the prior written consent of the other party, except for claims for money due or to become due under this AGREEMENT.

18.  TERMINATION
     This AGREEMENT may be terminated by either party by giving written notice to the other party at least ninety (90) days in advance of the specified date of termination. By such termination, neither party may nullify the rights and obligations of the parties accrued prior to the effective date of termination of this AGREEMENT. Upon termination, RUTGERS will be reimbursed for all costs and noncancelable commitments incurred in the performance of the research and not yet paid for, such reimbursement together with other payments not to exceed the total estimated project cost specified in Article 5.

19.  AGREEMENT MODIFICATION
     Unless otherwise specified, this AGREEMENT embodies the entire understanding between RUTGERS and the SPONSOR for this RESEARCH PROJECT and supersedes any prior and/or contemporaneous discussions, representations, or agreements, written or oral, regarding this matter. Any changes to the terms of this AGREEMENT shall be valid only if the change is made in writing and approved by mutual written agreement of authorized representatives of both parties.

20.  NOTICES
     Notices and communications hereunder shall be deemed made if given by registered or certified envelope, postage prepaid, and addressed to the party to receive such notice, invoice, or communication at the address given below, or such other address as may hereafter be designated by notice in writing:

If to SPONSOR:           Phytotech, Inc.
                              131 Madison Avenue
                              Morristown, New Jersey 07962-1979
                              ATTENTION:     Burt D. Ensley

If to RUTGERS:           Office of Corporate Liaison
                              and Technology Transfer
                              Rutgers, The State University
                              P.O. Box 1179
                              Piscataway, New Jersey 08855-1179
                              Attention: Director

If Technical Matter:     Dr. Ilya Raskin
                              Center for Agricultural Molecular
                               Biology
                              Environmental and Natural Resources
                              Bldg.
                              Rutgers, The State University
                              Cook College, P.O. Box 231
                              New Brunswick, New Jersey 08903-0231

     IN WITNESS WHEREOF, the parties have duly executed this AGREEMENT through their duly authorized representatives as of the day and year written above.

RUTGERS, The State University      Phytotech, Inc.


By: Andrew B. Rudczynski           By: Burt D. Ensley
   --------------------------         --------------------------


Name: Andrew B. Rudczynski         Name:  Burt D. Ensley
     ------------------------           ------------------------
Title: Associate Vice President    Title:  President
       ------------------------          -----------------------
       for Research Policy and
       ------------------------
       Administration
       ------------------------

Date:      11/19/93                Date:  November 19, 1993
       ------------------------           -----------------

                     RUTGERS, THE STATE UNIVERSITY OF NEW JERSEY

                 OFFICE OF CORPORATE LIAISON AND TECHNOLOGY TRANSFER

                                  RESEARCH AGREEMENT
                                  Modification No. 1


Research Agreement dated November 19, 1993 between Phytotech, Inc. and Rutgers, The State University of New Jersey related to the work of Dr. Ilya Raskin on the Development of Phytoremediation Technology.

DELETE:             Maximum Allowable Cost: $159,363

SUBSTITUTE:         Maximum Allowable Cost: $159,973

DELETE:             Payment due February 19, 1994: $50,000

SUBSTITUTE:         Payment due February 19, 1994: $50,610

DELETE:             Contract Period: September 1, 1993 to June 30, 1994

SUBSTITUTE:         Contract Period: October 15, 1993 to August 14, 1994


The purpose of this modification is to revise the Agreement to include adjustments to the period of performance, cost reimbursement and payment schedule as mutually agreed to by Rutgers and Phytotech.

All other terms and conditions remain as originally stated.


RUTGERS, The State University           PHYTOTECH, INC.
             of New Jersey


By: Andrew B. Rudczynski           By: Burt D. Ensley
   ---------------------------        ---------------------------
   Andrew B. Rudczynski
   Associate Vice President
   for Research Policy and
   Administration

Date:  12/16/93                    Date:   1/13/93
     -------------------------          -------------------------

                     RUTGERS, THE STATE UNIVERSITY OF NEW JERSEY

                 OFFICE OF CORPORATE LIAISON AND TECHNOLOGY TRANSFER

                                  RESEARCH AGREEMENT
                                  Modification No. 2



     Research Agreement dated November 19, 1993 between Phytotech, Inc. and Rutgers, The State University of New Jersey related to the work of Dr. Ilya Raskin on the Development of Phytoremediation Technology.

     The purpose of this modification is to continue the Research Agreement for three (3) years in accordance with the changes shown below and are referenced to the corresponding paragraph number in the Agreement:

4.   PERIOD OF PERFORMANCE
     The period during which the RESEARCH PROJECT is to be performed shall run from October 15, 1993 to August 14, 1994 and shall be extended from August 15, 1994 to August 14, 1997, and may be extended, renewed, or amended by the mutual written agreement of both parties.

5.   REIMBURSEMENT OF COSTS
     SPONSOR shall reimburse RUTGERS for all direct and indirect costs incurred in connection with the RESEARCH PROJECT each year pursuant to the costs shown in the attached three (3) year budget (Attachment A), a total amount not to exceed $1,100,000. Any costs in excess of the yearly amounts specified must be authorized as an amendment to this AGREEMENT by SPONSOR. RUTGERS shall retain title to equipment and supplies purchased with funds provided by SPONSOR under this AGREEMENT.

6.   PAYMENT SCHEDULE
     Payments shall be made each year to RUTGERS by SPONSOR as follows:

     (1) First payment representing 40% of the total yearly amount on or about the date of signing this Modification No. 2 and by August 15 of each year thereafter.

     (2) Second payment representing 30% of the total yearly amount by December 15.

     (3)  Third payment representing 30% of the total yearly amount by April 15.

10.  INTELLECTUAL PROPERTY

     a. All rights and title to Intellectual Property conceived and reduced to practice in the performance of this RESEARCH PROJECT shall belong to RUTGERS and shall be subject to the terms and conditions of this AGREEMENT.

     b. RUTGERS will promptly notify SPONSOR once it has identified any potentially valuable Intellectual Property conceived and/or made or reduced to practice during the term of this AGREEMENT. If SPONSOR requests in writing within ninety (90) days of such notification that a patent application or application for other Intellectual Property Protection be filed in the United States, RUTGERS shall promptly prepare, file, and prosecute such applications in RUTGERS' name using a firm or attorney that is chosen by RUTGERS, or at SPONSOR's option, an attorney selected by SPONSOR subject to RUTGERS approval. SPONSOR shall bear all costs incurred in connection with such preparation, filing, prosecution, and maintenance of such applications.

          SPONSOR shall be given the opportunity to review and provide input on such applications to assure that SPONSOR's interests are covered. RUTGERS shall keep SPONSOR advised as to all developments with respect to such applications and shall promptly supply SPONSOR copies of all papers received and filed in connection with the prosecution.

     c. If SPONSOR does not request RUTGERS to file a patent application in the United States within said ninety (90) day period, or decides to discontinue the financial support of any patent prosecution, or fails to pay or agree to pay all patent costs in any country in a reasonable period of time before a bar date occurs for that country, RUTGERS may pursue whatever course it deems necessary to protect its Intellectual Property and RUTGERS shall have no further obligations to SPONSOR with regard to such Intellectual Property in such country. In such event, such Intellectual Property shall not be subject to the terms of this AGREEMENT; provided, however, that if SPONSOR has made a timely request to file in the United States, but does not make such a request with respect to one or more other countries, and if RUTGERS decides to file a patent application in such other countries, RUTGERS shall provide written notice within a reasonable amount of time of such election to SPONSOR and a reasonable period of time thereafter in which to reconsider its support of Intellectual Property Protection.

11.  GRANT OF RIGHTS

     a.   If SPONSOR requests that a patent application be filed pursuant to section 10.b and 10.c., and if SPONSOR requests a license relating to such patent application within six (6) months of such request, RUTGERS hereby grants SPONSOR, to the extent it has the legal right to do so and commencing on the date of such request, subject to the provisions of section 11.b., a license relating to such Intellectual Property providing it does not unreasonably impair RUTGERS' rights to use and publish as set forth in Article 9.

     b. During such six (6) month period, RUTGERS and SPONSOR agree to negotiate in good faith the terms and conditions of a license agreement which are satisfactory to both parties. Such license agreement shall include a provision granting SPONSOR an exclusive or nonexclusive worldwide license, with a right to sublicense, for the duration of the protection afforded by United States and foreign law, in the field(s) of use for which the SPONSOR can demonstrate commercial intent. However, in the event of disagreement, the disputed matters will be submitted for arbitration under the rules and procedures of the American Arbitration Association.

18.  TERMINATION

     This AGREEMENT may be terminated by either party by giving written notice to the other party at least ninety (90) days in advance of the anniversary date of each year which shall be August 15 of each year. By such termination, neither party may nullify the rights and obligations of the parties accrued prior to the effective date of termination of this AGREEMENT. Upon termination, RUTGERS will be reimbursed for all costs and noncancelable commitments incurred in the performance of the research and not yet paid for, such reimbursement together with other payments not to exceed the total estimated project cost specified in Article 5.

All other terms and conditions remain as originally stated.

     RUTGERS, The State University      PHYTOTECH, INC.
     of New Jersey

By:   William T. Adams                  By: Burt D. Ensley
   -----------------------------            -------------------
      William T. Adams                     Burt D. Ensley
      Director                             President

DATE:   12/6/94                         DATE:  12/7/94
     -----------------------                 --------------------

                     RUTGERS, THE STATE UNIVERSITY OF NEW JERSEY

                 OFFICE OF CORPORATE LIAISON AND TECHNOLOGY TRANSFER


                                  RESEARCH AGREEMENT
                                  Modification No. 3


     Research Agreement dated November 19, 1993 between Phytotech, Inc. and Rutgers, The State University of New Jersey related to the work of Dr. Ilya Raskin on the Development of Phytoremediation Technology.

     The purpose of this modification is to continue the Research Agreement for an additional period and increased funding in accordance with the changes shown below and are referenced to the corresponding paragraph number in the Agreement:

2.   STATEMENT OF WORK
     The RESEARCH PROJECT under this Modification Number 3 shall be an extension of the work described in Exhibit A of the original Agreement dated November 19, 1993, except as otherwise agreed by the parties in writing from time to time.

4.   PERIOD OF PERFORMANCE
     The period during which the RESEARCH PROJECT is to be performed shall run from October 15, 1993 to August 14, 1997 as agreed upon in the original contractual document and subsequent Modification Numbers 1 and 2; extended through August 13, 2002 by this Modification Number 3; and upon completing an annual review, may be extended, renewed, or amended for an additional five (5) year period by the written agreement of both parties.

5.   REIMBURSEMENT OF COSTS
     SPONSOR shall reimburse RUTGERS for all additional costs incurred in connection with the RESEARCH PROJECT each year, a total amount not less than $499,133, pursuant to the costs shown in the five (5) year budget incorporated into this Modification No. 3 as Exhibit A and in accordance with RUTGERS' Dr. Andrew B. Rudczynski's memorandum dated July 25, 1997 incorporated herein as Exhibit B. Any costs in excess of the yearly amounts specified in Exhibits A and B must be authorized as a subsequent modification to this AGREEMENT by SPONSOR and the parties agree to review these costs annually for possible funding increase(s). RUTGERS shall retain title to equipment and supplies purchased with funds provided by SPONSOR under this AGREEMENT.

6.   PAYMENT SCHEDULE
     Payments shall be made each year to RUTGERS by SPONSOR as follows:

     (1) First payment representing 40% of the total yearly amount on or about the date of signing this Modification No. 3 and by August 15 of each year thereafter.

     (2)  Second payment representing 30% of the total yearly amount by December
          5.

     (3)  Third payment representing 30% of the total yearly amount by April 15.


 11.  GRANT OF RIGHTS

          (a) If SPONSOR requests that a patent application be filed pursuant to section 10.b. and 10.c. of the revised terms as agreed upon in Modification Number 2., and if SPONSOR requests a license relating to such patent application within six (6) months of such request, the terms of the license will be identical to those in the License Agreement between the parties made as of March 1, 1997.

     (b) Delete this section entirely as a result of the License Agreement in 11.a. above.

All other terms and conditions remain as originally stated.

RUTGERS, The State University           PHYTOTECH, INC.
         of New Jersey


By: William T. Adams               By:  Burt D. Ensley
   --------------------------         ---------------------------
   William T. Adams
   Director

Date:  9/8/97                      Date:  9/9/97
     ----------------------             -----------------------

                                      Exhibit A

Rutgers University/AgBiotech Center          PHYTOTECH PROPOSAL BUDGET
Raskin, Phytotech - 8/97



DIRECT COSTS                                      YEAR 1       YEAR 2       YEAR 3       YEAR 4      YEAR 5      CUMULATIVE
Personnel                             % time
PI-I.Raskin                           11.11%        8,173        8,418        8,671      8,931       9,199       43,392
Postdoctoral Assoc.                     100%       28,000       28,840       29,705     30,596      31,514      148,655
Technician                               70%       18,746       19,308       19,887      7,377       7,598       35,840
Graduate Assist                          50%        6,750        6,953        7,162     20,484      21,099       99,524
                                                    -----        -----        -----     ------      ------       ------
Total Salaries &                                   61,669       63,519       65,425     67,388      69,410      327,471
Wages

Fringe Benefits                                     9,396       10,780       11,108     11,437      11,780       54,496
                                                    -----       ------       ------     ------      ------       ------
Total Salaries &                                   71,065       74,299       76,528     78,825      81,190      381,907
Wages & Fringes

Equipment                                               0            0            0          0           0            0

Travel                                              2,000        2,000        2,000      2,000       2,000       10,000

Other Direct Costs
Materials and                                      14,000       14,000       14,000     14,000      14,000       70,000
 Supplies
Publication                                           500          500          500        500         500        2,500
Tuition                                  0.5        3,000        3,180        4,255      4,510       4,781       19,726
Other-Lab Services                                      0            0            0          0           0            0
Other-Equipment                                     1,000        1,000        1,000      1,000       1,000        5,000
 Maintenance
Other-Greenhouse/Growth Chamber                     2,000        2,000        2,000      2,000       2,000       10,000
                                                    -----        -----        -----      -----       -----       ------
Subtotal Other                                     20,500       20,680       21,755     22,010      22,281      107,226
 Direct Costs
                                     ----------------------------------------------------------------------------------
                                     ----------------------------------------------------------------------------------
TOTAL DIRECT COSTS*                                93,565       96,979      100,283    102,835     105,471      499,133



                    * Subject to charging and paying Indirect Costs in accordance with Rutgers' Dr. Andrew B.
                         Rudczynski's memorandum dated July 25, 1997
                         (Exhibit B)

                       ----------------------------------
                          THE STATE UNIVERSITY OF NEW JERSEY
                                       RUTGERS
                       ----------------------------------

           Associate Vice President for Research Policy and Administration

                                             July 25, 1997


TO:       Peter Day

FROM:     Andrew B. Rudczynski

SUBJECT:  Special Indirect Cost Return for Phytotech Agreement

-----------------------------------------------------------------

     I am pleased to inform you that the University will return generated indirect costs on the second 5-year contract from Phytotech, Inc. These special returns will be distributed as follows. In consonance with the University's current plan to provide the Advanced Technology Centers with transition support during the NJCST's phase out of support, 100% of generated indirect costs will be returned during years FY 98 and 99, corresponding to years 1 and 2 of the Phytotech agreement. You have indicated that you will use all available funds in the Phytotech agreement to support that program of research in project years one and two.

     In FY 2000, FY 2001 and FY 2002, indirect costs will be charged against the research contract, however, the University will return 2/3 of the generated IDC to the project. If Phytotech chooses to increase the annual amount of the research agreement, this will result in no reduction of the research effort. Otherwise, the direct costs available to the project for Project years 3-5 will be reduced by an amount equivalent to 1/3 of the generated indirect costs. Phytotech may provide the additional funds necessary to pay indirect costs in project years 3-5.

     In either case, all indirect costs not paid in years 3-5 will be due in equal amounts over the 3 years corresponding to "project years 6, 7 and 8," independent of any other agreements the University has with Phytotech at the time. If at any time during project years 3-5 products sales occur such that they trigger royalty payments to the University under the licensing agreement dated _____________, then all unpaid indirect cost amounts will be due immediately.

     The attached table outlines the IDC payment schedule.

                                                  Agreed and accepted,


                                                   Burt Ensley
                                                  ----------------------------
                                                  Burt Ensley
                                                  President
                                                  Phytotech, Inc.

cc:  Joseph J. Seneca
     Ronald Thompson
     Bill T. Adams

RUTGERS, THE STATE UNIVERSITY OF NEW JERSEY
ASSOCIATE VICE PRESIDENT FOR RESEARCH POLICY & ADMINISTRATION



IDC Payment Schedule
----------------------------------------------------------------------------------------------------------------------------------

OPTION 1 (PHYTOTECH INCREASES FUNDING TO MAINTAIN RESEARCH EFFORT:

                                                Project                       Year                          Cumulative
                                        1              2              3              4              5            1-5         6-8
Direct Cost                        $ 83,565       $96,979        $100,283       $102,835       $105,471       $499,133
*IDC return to project (Note 1)        --            --            37,439         38,392         39,376        115,207
*IDC to RU                             --            --            16,719         19,196         19,688         57,803
                                   ----------------------------------------------------------------------------------------------
Total Project Cost to Phytotech    $ 93,585       $96,979        $156,441       $160,423       $164,535       $671,943
                                   ----------------------------------------------------------------------------------------------
                                   ----------------------------------------------------------------------------------------------
NOTE 1 - A portion of these funds will need to be set aside for incremental operation and maintenance costs.

                                                                        Funds Owed by Phytotech to RU as deferred IDC:  $38,402/YEAR

OPTION 2 (No increase in gross funds available):
                                                Project                       Year                          Cumulative
                                        1              2              3              4              5            1-5         6-8
Direct Cost                        $93,585        $96,979        $64,283        $65,920        $67,610        $388,357
*IDC return to project                -              -            24,000         24,610         25,241          73,851

                                   ----------------------------------------------------------------------------------------------
Total Project Funds Avail.         $93,585        $96,979        $88,283        $90,530        $92,851        $462,208
                                   ----------------------------------------------------------------------------------------------
                                   ----------------------------------------------------------------------------------------------
*IDC to RU                            -              -            12,000         12,305         12,620          36,925
                                   ----------------------------------------------------------------------------------------------
                                   ----------------------------------------------------------------------------------------------
                                                                         Funds Owed by Phytotech to RU as deferred IDC: $24,617/YEAR


*IDC calculated @ 56% of MTDC. Actual amounts will vary according to MTDC base and actual Federal negotiated IDC rate.